Exhibit 99.1

GLOBAL HYDROGEN ENERGY LLC

GLOBAL HYDROGEN ENERGY LLC

BALANCE SHEETS

	September 30,	March 31,
	2023	2023
	(Unaudited)
Current assets:
Cash and cash equivalents	$527	$12,500
Prepaid expenses	708	–
Total Current Assets	1,235	12,500
TOTAL ASSETS	$1,235	$12,500

Current liabilities:
Accounts payable and accrued expenses	289,698	42
Advances – related party	792	574
Promissory note – related party	83,950	–
Total Current Liabilities	374,440	616
TOTAL LIABILITIES	374,440	616

MEMBERS’ (DEFICIT) EQUITY
Members’ (deficit) equity	(373,205)	11,884
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,235	$12,500

The accompanying notes are an integral part of these unaudited financial statements.

GLOBAL HYDROGEN ENERGY LLC

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended September 30,	For the period from February 16, 2023 (inception) to September 30,
	2023	2023
Operating Expenses:
General and administrative	$132,864	385,216
Start up costs	–	574
Loss from operations	(132,864)	(385,790)

Other income:
Interest income	36	85
Net loss	$(132,828)	(385,705)

The accompanying notes are an integral part of these unaudited financial statements.

GLOBAL HYDROGEN ENERGY LLC

STATEMENTS OF CHANGES IN MEMBERS’ (DEFICIT) EQUITY

FOR THE PERIOD FROM FEBRUARY 16, 2023 (INCEPTION) TO SEPTEMBER 30, 2023

(UNAUDITED)

	Members’		Total Members’
	Contribution Amount	Accumulated Deficit	(Deficit) Equity
Balance February 16, 2023 (inception)	$—	$—	$—
Members’ Contribution of Capital	12,500	—	12,500
Net loss	—	(616)	(616)
Balance, March 31, 2023	$12,500	$(616)	$11,884
Net loss	—	(252,261)	(252,261)
Balance, June 30, 2023	12,500	(252,877)	(240,377)
Net loss	—	(132,828)	(132,828)
Balance, September 30, 2023	12,500	(385,705)	(373,205)

The accompanying notes are an integral part of these unaudited financial statements.

GLOBAL HYDROGEN ENERGY LLC

STATEMENT OF CASH FLOWS

(UNAUDITED)

For the period from February 16, 2023 (Inception) to September 30,
2023
Cash Flows from Operating Activities:
Net loss	$(385,705)
Changes in operating assets and liabilities:
Prepaid expenses	(708)
Accounts payable and accrued expenses	289,698
Net cash used in operating activities	(96,715)

Cash Flows from Financing Activities:
Capital contribution from Members	12,500
Advances – related party	792
Proceeds from promissory note – related party	83,950
Net cash provided by financing activities	97,242

Net increase in cash	527
Cash and cash equivalents, beginning of period	—
Cash, end of period	$527

The accompanying notes are an integral part of these unaudited financial statements.

GLOBAL HYDROGEN ENERGY LLC
NOTES TO THE FINANCIAL STATEMENTS
FROM FEBRUARY 16, 2023 (INCEPTION) TO SEPTEMBER 30, 2023
(UNAUDITED)

1. NATURE OF OPERATIONS

Global Hydrogen Energy LLC (the “Company,” “Global Hydrogen”), a Delaware limited liability company was formed to be a pure play Airgas supplier offering hydrogen and Carbon dioxide from waste biogas and renewable feedstock.

On May 14, 2023, the Company, entered into a Unit Purchase Agreement (the “Purchase Agreement”), by and among Global Gas Holdings LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Dune (“Holdings”), Dune Acquisition Corporation, a Delaware corporation (“Dune”) (see note 5).

Going Concern

Since inception, the Company’s primary sources of liquidity have been cash flows from contributions from a member and a related party. As of September 30, 2023, the Company had an aggregate cash and cash and cash equivalents balance of $527 and net working capital deficit of $373,205.

On June 21, 2023, the Company entered into an unsecured promissory note with an affiliate pursuant to which the affiliate agreed to loan the Company up to an aggregate principal amount of $250,000 (the “Note”) for working capital purposes and to expenses related to the Business Combination (see note 5).

The Company’s future capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional equity raises, as well as through the Business Combination. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these unaudited financial statements are available to be issued. These unaudited financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). References to GAAP issued by the FASB in these accompanying notes to the unaudited financial statements are to the FASB Accounting Standards Codification (“ASC”).

Operating results for the period from February 16, 2023 (inception) to September 30, 2023 are not necessarily indicative of results that may be expected for the period ending December 31, 2023.

Use of Estimates

The preparation of the accompanying unaudited financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the unaudited financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. There were no significant estimates for the period from February 16, 2023 (inception) to September 30, 2023.

GLOBAL HYDROGEN ENERGY LLC
NOTES TO THE FINANCIAL STATEMENTS
FROM FEBRUARY 16, 2023 (INCEPTION) TO SEPTEMBER 30, 2023
(UNAUDITED)

Cash and cash equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At September 30, 2023, cash amounted to $527. There were no cash equivalents at September 30, 2023 and at March 31, 2023.

Income taxes

As a limited liability company, the Company is not directly liable for federal income taxes. Such taxes are the responsibility of the individual members. Income and losses for tax purposes may differ from the unaudited financial statement amounts and may be allocated to the members on a different basis for tax purposes than for financial statement purposes. The members’ equity balances as reflected in the accompanying unaudited financial statements do not necessarily represent the members’ tax basis of their respective interests.

New Accounting Pronouncements

Recently Issued Accounting Standards

The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of the Company’s unaudited financial statements to those of other public companies more difficult.

3. RELATED PARTY TRANSACTIONS

Advances – Related party

From February 16, 2023 (inception) to September 30, 2023, a member advanced the company a total of $792 to cover start-up and other operating costs. These amounts are due on demand.

Promissory Note – Related Party

On June 21, 2023, the Company entered into an unsecured promissory note (the “Note”) with an affiliate pursuant to which the affiliate agreed to loan the Company up to an aggregate principal amount of $250,000 for working capital purposes and to pay expenses related to the Business Combination. The Note is non-interest bearing and payable on the earlier of the date on which the Company consummates a Business Combination or December 31, 2023. The Note is not convertible. As of September 30, 2023, there were $83,950 outstanding under the Note.

4. MEMBERS’ EQUITY

The Company’s Operating Agreement (“LLC Agreement”) authorizes the contribution of capital by each member based on specific ownership interests. As of September 30, 2023, total equity contributed was $12,500.

GLOBAL HYDROGEN ENERGY LLC
NOTES TO THE FINANCIAL STATEMENTS
FROM FEBRUARY 16, 2023 (INCEPTION) TO SEPTEMBER 30, 2023
(UNAUDITED)

5. COMMITMENTS AND CONTINGENCIES

Unit Purchase Agreement

On May 14, 2023, the Company, entered into a Unit Purchase Agreement (the “Purchase Agreement”), by and among Global Gas Holdings LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Dune (“Holdings”), Dune Acquisition Corporation, a Delaware corporation (“Dune”).

In accordance with the terms and subject to the conditions of the Purchase Agreement, at the closing of the Business Combination (the “Closing”), (a) Dune will contribute to Holdings all of its assets (excluding its interests in Holdings and the aggregate amount of cash proceeds required to satisfy any redemptions by Dune’s public stockholders (“Dune Stockholder Redemptions”)), and in exchange therefore, Holdings will issue to Dune a number of common equity units of Holdings (“Holdings Common Units”) which will equal the number of total shares of Dune’s Class A common stock, par value $0.0001 per share (“Dune Class A Common Stock”), issued and outstanding immediately after the Closing (taking into account any equity financing agreements entered into by Dune between the signing date of the Purchase Agreement and the Closing and giving effect to all Dune Stockholder Redemptions) (such transactions, the “SPAC Contribution”) and (b) immediately after the SPAC Contribution, the members of the Company will transfer, convey, assign and deliver all of the limited liability company equity interests of the Company (“Company Units”) to Holdings in exchange for shares of Dune’s Class B voting non-economic common stock, par value $0.0001 per share (“Dune Class B Common Stock” and, together with Dune Class A Common Stock, “Dune Common Stock”), and Holdings Common Units (together with the SPAC Contribution, the “Combination Transactions”), as a result of which, (i) each issued and outstanding Company Unit immediately prior to the Combination Transactions will be held by Holdings, (ii) each Seller will receive an aggregate number of Holdings Common Units and shares of Dune Class B Common Stock equal to the number of Company Units held by such Seller, multiplied by the Company Exchange Ratio (as defined below), and (iii) Dune will change its name to Global Gas Corporation (“New Global Hydrogen”) and New Global Hydrogen will be the publicly traded reporting company in an “Up-C” Structure (clauses (i) through (iii) collectively, and together with the Combination Transactions and the other transactions contemplated by the Purchase Agreement, being referred to collectively hereafter as the “Transactions”).

The Purchase Agreement may be terminated under certain limited circumstances prior to the Closing, including, among others, (i) by mutual written consent of Dune and the Company, (ii) by either Dune or the Company if there is in effect any law or final, non-appealable order, judgment, injunction, decree, writ, ruling, stipulation, determination or award issued, promulgated, made, rendered or entered into by any court or other tribunal of competent jurisdiction that permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Business Combination, (iii) by either Dune or the Company if the Closing has not occurred by 11:59 p.m., Eastern Time, on December 31, 2024, (iv) by either Dune or the Company if certain approvals of Dune’s stockholders are not obtained, (v) by Dune if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements under the Purchase Agreement, which breach or failure to perform (A) would result in the failure to satisfy the representations and warranties and covenant bring-down conditions to Dune’s obligation to close and (B) is not capable of being cured or cannot be cured during the applicable cure period and (vi) by the Company if Dune has breached or failed to perform any of its representations, warranties, covenants or other agreements under the Purchase Agreement, which breach or failure to perform (A) would result in the failure to satisfy the representations and warranties and covenant bring-down conditions to the Company’s obligation to close and (B) is not capable of being cured or cannot be cured during the applicable cure period. In the event the Purchase Agreement is terminated as a result of clause (iii) above (unless at or prior to the time of such termination, there has been a Change in Recommendation (as defined in the Purchase Agreement)) or as a result of clause (v) above, the Company shall pay to Dune, within five (5) business days of the termination date, a termination fee of $7,500,000 (the “Termination Fee”), which shall be (i) payable in cash or (ii) by transfer of 50% of the fully diluted equity of the Company, free and clear of all Liens (as defined in the Purchase Agreement). The members of the Company provide a guaranty to Dune, on a joint and several basis, of the due and punctual payment of the Termination Fee.

Legal Fees

On April 10, 2023, the Company entered into an agreement with its solicitors, whereby the solicitors will provide legal counsel on matters related to the Business Combination. Pursuant the terms of the agreement, the fees for the service are billed hourly with a cap of $165,000 conditioned on (a) the services are within the scope of the agreement and, (b) no extensive comments or protracted discussions on the Business Combination documents are expected. The fees are payable upon the consummation of a Business Combination which is expected to be on or before December 31, 2023. In the event that a Business Combination does not take place, the fees will be discounted at 30%. At September 30, 2023, the Company received billing report under this agreement in the amount of $582,662 for out-of-scope services. In a settlement agreement dated December 13, 2023, the solicitors agreed to accept payment of $165,000 at closing of the Business Combination and $35,000 no later than March 31, 2024 for partial settlement of legal fees of approximately $625,000 owing as of November 30, 2023. In addition, pursuant to the agreement, the Company agreed to pay $0 or 5% of 2024 Free Cash Flow up to a maximum of $200,000 if Free Cash Flow in 2024 is less than $2 million or more than $2 million, respectively. The Company also agreed to pay $0 or 5% of 2025 Free Cash Flow up to a maximum of $325,000 if Free Cash Flow in 2025 is less than $2 million or more than $2 million, respectively. Total cumulative payments for 2024 and 2025 should not exceed $325,000. For the purposes of the settlement agreement, Free Cash Flow is defined as operating cash flow less capital expenditure. As of September 30, 2023, the Company has accrued $200,000 relating to this obligation. The Company has determined the likelihood of further payment at this time is remote and therefore has not recorded any additional accruals. The Company will re-assess this at each reporting period.

GLOBAL HYDROGEN ENERGY LLC
NOTES TO THE FINANCIAL STATEMENTS
FROM FEBRUARY 16, 2023 (INCEPTION) TO SEPTEMBER 30, 2023
(UNAUDITED)

6. SUBSEQUENT EVENTS

Forward Purchase Agreement (“FPA”)

In connection with the Business Combination, on December 1, 2023, the Company and Dune entered into a forward purchase agreement (the “FPA”) with each of (i) Meteora Strategic Capital, LLC (“MSC”), (ii) Meteora Capital Partners, LP (“MCP”) and (iii) Meteora Select Trading Opportunities Master, LP (“MSTO” and, collectively with MSC and MCP, the “Seller”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Forward Purchase Agreement, Dune is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Global Gas Corporation is referred to as the “Counterparty” after the consummation of the Business Combination.

The FPA provides that Seller be paid directly an aggregate cash amount (the “Prepayment Amount”) on the closing date equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the redemption price per share (the “Initial Price”) as defined in Section 9.2(a) of Dune's Amended and Restated Certificate of Incorporation, as amended (the “Charter”), less (iii) an amount in US dollars equal to 0.5% of the product of the number of shares of Dune Class A Common Stock purchased by Seller separately from third parties through a broker in the open market (“Recycled Shares”) and the Initial Price paid by Seller to Counterparty (which amount shall be netted from the Prepayment Amount) (the “Prepayment Shortfall”). Pursuant to the terms of the Forward Purchase Agreement, the Seller purchased 258,394 Recycled Shares prior to the closing of the Business Combination.

In addition to the Prepayment Amount, the Counterparty paid directly from the Trust Account, on the closing date, an amount equal to the product of (x) 80,000 and (y) the Initial Price. The shares purchased with the Share Consideration (as defined in the Forward Purchase Agreement) (the “Share Consideration Shares”) was incremental to the Maximum Number of Shares (defined as 950,000 shares of Class A Common Stock minus the Share Consideration Shares), will not be included in the Number of Shares in the Transaction (each as defined in the Forward Purchase Agreement) and will be subject to a three-month holding period.

The reset price (the “Reset Price”) will be $10.00; provided, however, that the Reset Price will be reduced immediately to any lower price at which the Counterparty sells, issues or grants any Dune Class A Common Stock or securities convertible or exchangeable into Dune Class A Common Stock (excluding any secondary transfers) (a “Dilutive Offering”), then the Reset Price shall be modified to equal such reduced price as of such date (subject to certain customary exceptions).

FPA Funding Amount PIPE Subscription Agreement

On December 1, 2023, Dune entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with the Seller.

Pursuant to the FPA Funding Amount PIPE Subscription Agreement, on the closing date, the Seller acquired 681,220 shares of Class A Common Stock from the Company.

Business Combination

As previously disclosed on May 15, 2023, Dune entered into a Unit Purchase Agreement, dated May 14, 2023 (as amended on August 22, 2023 and on November 24, 2023, the “Purchase Agreement”), with Global Gas Holdings LLC, a direct, wholly owned subsidiary of Dune, Global Hydrogen Energy LLC, a Delaware limited liability company (“Global Hydrogen”), and William Bennett Nance, Jr., Sergio Martinez and Barbara Guay Martinez, the equity holders of Global Hydrogen, pursuant to which Dune and Global Hydrogen agreed to enter into a business combination transaction (the “Business Combination”).

On December 21, 2023, Dune and Global Hydrogen completed its previously announced Business Combination without Nasdaq listing approval due to the failure of the combined company to satisfy all of the initial listing standards of The Nasdaq Capital Market as of the closing of the Business Combination. The combined company, now named Global Gas Corporation intends to work expeditiously to satisfy all of the applicable Nasdaq listing standards as promptly as practicable.